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                                                                    EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-48997) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of 43,264 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 1998, with respect to the consolidated financial statements of Sylvan Learning Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31,1997 filed with the Securities and Exchange Commission.


                             /s/ ERNST & YOUNG LLP

     Baltimore, MD
     March 24, 1998